Exhibit 10.37

LEASE

THIS LEASE (this “Lease”) is made and entered into this 25th day of September, 2009, by and between Japs-Olson Company, a Delaware corporation (“Landlord”), and Appliance Recycling Centers of America, Inc., a Minnesota corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that certain Purchase Agreement dated August 11, 2009 (the “Purchase Agreement”) with respect to certain real property located at 7400 Excelsior Boulevard in the City of St. Louis Park, Hennepin County, Minnesota and consisting of the parcels of land that are identified on Exhibit A attached hereto and incorporated herein containing approximately 10.18 acres, together with all the appurtenant rights, mineral rights, privileges, and easements belonging thereto (the “Land”), and the approximately 126,458 square foot building (according to the survey provided by Tenant pursuant to the Purchase Agreement referenced below) and other improvements located thereon (the “Improvements”).  The Land and the Improvements are herein sometimes collectively referred to as the as the “Real Property”.

B.            Upon Closing (as defined in the Purchase Agreement), Tenant desires to lease from Landlord the Real Property (subject to the provisions of Section 1.4 below, the “Premises”) in order to conduct its business operations as set forth in Section 4.1 below).

C.            Landlord is willing to enter into this Lease and allow Tenant to conduct such business, on the terms, conditions and covenants hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

ARTICLE 1

PREMISES; AS IS; NET LEASE

1.1           Grant; Premises.  In consideration of the full and timely performance by Tenant of all the terms, conditions and covenants of this Lease, including timely payment of all Rent (as defined herein, including Base Rent and additional rent due hereunder), Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises.

1.2           Site Leased “As Is”.  Tenant takes the Premises in their present state and condition, “as is” and without any obligation on the part of Landlord to make any alterations, changes, improvements, repairs or replacements of any kind whatsoever.  Prior to the date hereof, Tenant has occupied the Premises as fee owner of the Real Property; accordingly, Tenant shall take possession of the Premises under the terms of this Lease with an acknowledgment that the Premises, including all fixtures, equipment and personal property thereon, are in good repair and working order, and in clean and tenantable condition, as of the Effective Date.  Landlord makes no covenants, representations or warranties as to the age, quantity or condition of the Premises, their value, their fitness for any specific purpose, or the title thereto, and no such covenants, representations or warranties shall be implied.

1.3           Premises.  Landlord may utilize that portion of the Premises shown on Exhibit B attached hereto (the “Joint Use Area”) for parking, storage or other purposes (including without limitation, leasing to third parties), provided the same does not materially and adversely affect Tenant’s business operations.  Provided such joint use shall not impose any costs, expenses, obligations or liabilities on Landlord (except as expressly set forth in Sections 4.5 and 6.2 below).

1.4           Covenant for Quiet Enjoyment.  Landlord warrants that it has full right to make this Lease, and that during the full term of this Lease, or any extension thereof, so long as Tenant shall not be in default of any of its obligations hereunder, and so long as Tenant shall fully keep and perform the covenants and obligations of this Lease, and pay promptly when due the rentals and other payments herein covenanted to be made, Tenant shall have and enjoy quiet and peaceable possession of the Property.  Tenant’s right of quiet enjoyment shall be subject to Landlord’s right to construct wetlands and/or drainage ponds upon the Property required by any applicable governmental unit as part of Landlord’s development of its adjoining property, provided that such construction does not interfere with or restrict Tenant’s occupancy during the term of the Lease.  Tenant agrees to subordinate its lease rights to any such wetland or drainage ponds construction consistent with the foregoing.

1.5           Net Lease.  It is the intention and purpose of the parties that this Lease shall be an entirely “net lease” to the Landlord, with no exceptions and with no maintenance obligations of Landlord.  Accordingly, all costs or expenses of whatever character, nature or kind, general and special, ordinary and extraordinary, foreseen or unforeseen, that may be necessary with respect to operation of the said Premises, and Tenant’s authorized use thereof during the entire term of this Lease, shall be paid by Tenant.  All provisions of this Lease relating to costs and expenses are to be construed in light of such intention and purpose to construe this Lease as a “net lease.”

ARTICLE 2

TERM

2.1           Term; Lease Year.  Tenant shall have and hold the Premises for a term (as the same may be extended or terminated prior to the expiration thereof, the “Term”) of approximately five (5) years commencing on the 25th day of September, 2009 (the “Commencement Date”) and extending until and including the last day of the month in which the fifth anniversary of the Commencement Date occurs (the “Expiration Date”).  Each twelve (12) month period commencing on January 1 and concluding on December 31 is called a “Lease Year.”  The initial calendar year of the term, 2009, shall be a partial Lease Year, as will the final calendar year of the Lease.  Tenant shall have the right to extend the initial Term pursuant to Section 2.2 below.

2.2           Renewal Option.  Subject to the terms and conditions set forth herein, Tenant shall have the option (the “Renewal Option”) to extend the Term of this Lease for an additional one (1) year period (the “Renewal Term”), which Renewal Term shall commence as of the Expiration Date and end on the anniversary of the Expiration Date (the “Renewal Expiration Date”), provided that this Lease shall not have been previously terminated and that Tenant shall not be in default in the observance or performance of any of the terms, covenants or conditions of this Lease and shall not have cured during any applicable notice period (i) on the date Tenant gives Landlord written notice (the “Renewal Notice”) of Tenant’s election to exercise the Renewal Option, and (ii) on the Expiration Date.  The Renewal Option shall be exercised with respect to the entire Premises only and shall be exercisable by Tenant’s delivery of the Renewal Notice to Landlord at least one (1) year prior to the Expiration Date.

2.3           Renewal Option Terms.  If Tenant exercises the Renewal Option in accordance with the terms set forth above, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the monthly Base Rent (as defined in Section 3.1 below) shall be increased to Forty-Seven Thousand Four Hundred Twenty-Two and No/ 100 Dollars ($47,422.00); (ii) the provisions of Section 2.2 above relative to Tenant’s right to extend the Term of this Lease shall not be applicable during the Renewal Term; and (iii) the Expiration Date shall, for the purposes of the Lease, be defined as the Renewal Expiration Date.

ARTICLE 3

BASE RENT; ADDITIONAL RENT; SURRENDER; GUARANTY

3.1           Base Rent.  The base rent payable during the term of this Lease shall be payable in monthly installments of Forty-Two Thousand One Hundred Fifty-Three and No/100 Dollars ($42,153.00) per month (“Base Rent”) for each month of the Term.  Base Rent for any partial Rent shall be prorated.

3.2           Holding Over.  Should Tenant continue to occupy the Premises after the expiration or termination of this Lease, whether with or without the consent of Landlord, such tenancy shall be on a month-to-month basis, and Base Rent shall be increased to 150% of the Base Rent.

3.3           Additional Rent.  In addition to Base Rent, Tenant shall pay additional rent (as set forth in Article 5 below).  Base Rent, additional rent and any other amounts due Landlord hereunder are sometimes collectively referred to as “Rent”.

3.4           Payment of Rent; Late Charge.  Tenant shall pay Base Rent, together with any monthly additional rent payments due hereunder, to Landlord, without the necessity for demand, and without setoff or deduction, in advance on the first business day of each and every month during the term hereof at Landlord’s address set forth in Article 13 of this Lease, or such other place as Landlord may from time to time designate in writing.  If any Rent is not received within five (5) days of the date which it is due, a “Late Charge” equal to five percent (5%) of the amount due shall be assessed and be immediately due and payable; provided once a Late Charge has been assessed, during the next twelve months, any subsequent Rent payments which are not made on or before the due date shall incur a Late Charge as of the day immediately following the due date (that is, the five (5) day grace period shall be available only once in any twelve month period).  The Late Charge shall be in addition to, and not in lieu of, “Default Interest”.  Default Interest shall begin to accrue at the rate of 12% per annum on all outstanding and delinquent Rent as of the date such Rent becomes delinquent, and shall continue to accrue until paid in full.  Late Charges and Default Interest shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner, but shall instead be additional remedies available to Landlord together with all of Landlord’s other rights and remedies hereunder, at law or in equity.

3.5           Tenant to Surrender Premises in Good Condition.  Upon the expiration or termination of the term of this Lease, Tenant shall at its own expense: (a) remove from the Premises all moveable furnishings and other items of personal property and equipment, (b) repair any damage or injury, and make any necessary replacements, caused or necessitated by such removal; (c) remove, in compliance with law, any “hazardous substances” as defined in Section 14.1, that may be present in, on or under the Premises; (d) remove all alterations made by Tenant and not consented to by Landlord; and (e) quit and deliver up the Premises (including all parking areas located on the Land) to Landlord, peaceably and quietly, in as good order, condition and repair as the same were on the date this Lease commenced (that is, in their “AS-IS” condition as of the Effective Date), reasonable wear and tear and casualty excepted; provided Tenant shall have no obligation to repair or restore any portion of the Real Estate associated with Landlord’s wetland and drainage ponds construction or improvements associated therewith.

ARTICLE 4

USE; COMPLIANCE WITH LAWS

4.1           Permitted Use.  Subject to all the terms and conditions of this Lease, Tenant shall use and occupy the Premises only as a shall be used and occupied by Tenant for the sole business purpose of continuing to conduct its business operations in the same general manner it is as of the Effective date (i.e., as a retail and recycling facility for home appliances, warehousing of inventory and related general office use). Tenant shall not use the Property for any other purposes without the prior written consent of the Landlord, and only if such use at all times is in material compliance with all applicable laws, ordinances and government regulations.  Tenant shall not in any manner deface or injure the Premises or any part thereof.  Tenant shall not do anything or permit anything to be done upon the Premises which would constitute a public or private nuisance or waste, or would tend unreasonably to disturb occupants of neighboring properties, or would cause structural injury to the Improvements or cause the value or usefulness of the Premises or any part thereof to diminish in any material respect.  Tenant shall conduct its business in a reputable manner as a quality establishment.

4.2           Compliance with Laws.  Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto (including, but not limited to, “environmental laws” described in Article 14 below) or in a manner which would violate any certificate of occupancy affecting the same, or for illegal or immoral purposes.  Tenant shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exemptions and nonconforming uses), privileges, franchises and concessions which are now applicable to the Premises, or which have been granted to or contracted for by Tenant or Landlord in connection with any existing or presently contemplated use of the Premises.

4.3           Permits and Approvals.  Tenant shall, at its sole cost and expense, procure any and all necessary permits, certificates, licenses or other authorizations required for its use of the Premises as set forth in Section 4.1 above.  If the owner of the Premises is required by law to join in any such application, Landlord shall reasonably cooperate with Tenant in connection with such application, but at Tenant’s cost.

4.4           Rules and Regulations.  Tenant shall comply with, and shall cause Tenant’s employees, contractors to comply with, any reasonable rules and regulations as may reasonably be adopted by Landlord from time to time and of which Landlord shall notify Tenant in writing; none of which shall materially interfere with Tenant’s business operations or cause Tenant to incur material and unnecessary additional expenses.

4.5           Parking Areas.  Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Premises and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas.  Parking areas shall be utilized in a reasonable manner to allow for the efficient joint use of the Joint Use Area as contemplated by Section 1.4 above.  All responsibility for damage and theft to vehicles and their contents is assumed by Tenant or Tenant’s partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any assignees, subtenants or assignees’ or subtenants’ agents, employees, contractors, servants, guests, or independent contractors (collectively, “Tenant Parties”).  Tenant shall repair or cause to be repaired, at Tenant’s sole cost and expense, any and all damage to any portion of the Property caused by the use by Tenant Parties of the driveway or parking areas within the Property.  Landlord shall not be liable to Tenant by reason of any moratorium, initiative, referendum, statute, regulation or other governmental action which could in any manner prevent or limit the parking rights of Tenant hereunder.  Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Building shall be considered assessments and shall be payable by Tenant as set forth in Section 5.1.  Notwithstanding the foregoing, Landlord shall be liable for any damage caused by its negligent use of the Joint Use Area.

ARTICLE 5

ADDITIONAL RENT; TAXES; UTILITIES

5.1           Tenant to Pay Taxes and Assessments.  As further consideration for this Lease, Tenant shall pay all real estate taxes, charges and assessments of every kind and nature which shall be due and payable during the Term, including all installments of special assessments now or hereafter levied and interest thereon.  Provided, however, that regardless of the payment dates for real estate taxes due and payable in 2009 and in the final Lease Year, and any installments of special assessments and interest thereon payable therewith, such taxes and assessments shall be prorated between Landlord and Tenant on a daily basis to reflect the term of this Lease and any extension or renewal thereof, and any holdover tenancy.  The parties agree that any special assessments assessed against the Premises after the Commencement Date shall be paid in installments spread over the longest period of time permitted under law.  Notwithstanding anything to the contrary, in the event that the Premises are assessed for an improvement requested by Tenant or required solely because of Tenant’s use of the Property, Tenant shall be solely liable for such assessment and shall pay such assessment in full prior to the Expiration Date (or, if Tenant has exercised the Renewal Option, the Renewal Expiration Date).

Without limiting the provisions of Section 5.5 below, or being limited thereby, Tenant shall pay to Landlord, as additional rent, on a monthly basis along with each payment of Base Rent, a sum equal to one-twelfth (1/12th) of the total amount of real estate taxes and installments of special assessments and other assessment charges and interest (“Taxes”) due and payable during the

Lease Year or partial Lease Year in lieu of Tenant’s direct payment of taxes (provided, if a catch up payment is needed to ensure that the full amount of funds necessary to pay the Taxes for the current Lease Year is available to Landlord prior to the due date for such tax payment, Tenant shall promptly make such payment to Landlord within thirty (30) days of such request).  In the event such amount is not known, Tenant shall pay one-twelfth (1/12th) of the product of the most recently issued tax bill multiplied by 1.03, and when the current tax amount becomes known, Tenant shall immediately pay to Landlord any shortfall between monthly installments that would have been due were the tax bill known, and those actually paid.  In the event Tenant’s monthly installments towards the tax bill are greater than that actually owed based on the tax bill, Landlord shall credit the total amount of the overpayment to the next installment or installments of Rent coming due.  Provided that Tenant has paid all monthly tax installments to Landlord on a timely basis, Landlord will cause the appropriate payment of Taxes to be made before penalties or interest are assessed or accrue.

5.2           Time of Payment of Taxes and Receipts.  Subject to the provisions of Section 5.1, Tenant shall be responsible for all Taxes.

5.3           Tenant to Pay for Utilities.  Tenant shall fully and promptly pay when due all utility charges for all services furnished to or upon the Premises during the full term of this Lease and any holdover tenancy, including, without limitation, water, gas, electricity, sewage disposal, and telephone tolls.  Under no circumstances shall an interruption of any or all of said utilities constitute a constructive eviction or be deemed a default by Landlord under this Lease.

5.4           Definition of Rent.  All payments to be made by Tenant under the Lease, however denominated, shall be considered, and are payable, as Rent.

5.5           Compliance with Mortgage.  Notwithstanding anything in this Lease to the contrary, Tenant agrees to make monthly escrow payments to, or for the benefit of, any mortgagee or the servicer of such mortgagee (collectively, “Lenders”) for the insurance, real estate taxes (including any installments of special assessments and other assessment charges and interest), or other expenses, to the extent that such payments are required pursuant to any mortgage of record.

5.6           Escrow for Insurance.  Without limiting the foregoing, or being limited thereby, Tenant shall pay to Landlord, as additional rent, on a monthly basis along with each payment of Base Rent, a sum equal to one-twelfth (1/12th) of the total amount of insurance premiums for the insurance policy referenced in Section 6.4 below for coverage applicable during the Term (provided, if a catch up payment is needed to ensure that the full amount of funds necessary to pay the insurance policy premium for the current Lease Year is available to Landlord prior to the due date for such policy premium payment, Tenant shall promptly make such payment to Landlord upon request).

ARTICLE 6

MAINTENANCE; INDEMNITY; INSURANCE

6.1           Maintenance.  During the Term, Tenant shall at all times keep the entire Premises, including all Improvements and components thereof, in good and safe condition at its sole cost and expense.  Such obligations shall include without limitation, the maintenance of the structural integrity of the exterior walls, roof and foundation of the Improvements and all other components of the Premises (whether structural or non-structural), and all fixtures and equipment thereon or therein, including without limitation, the HVAC system, all interior and exterior windows, boilers, and other equipment and fixtures, and each and every walkway, passageway and parking areas appurtenant to the Premises, in good repair and safe and working condition, and in full compliance with all laws, ordinances and regulations then in force, making whatever replacement may be necessary under the circumstances.  Tenant’s obligations under this Section includes, but is not limited to, all routine maintenance for all portions of the Premises, including the painting of all surfaces, clearance of snow, landscaping, etc., as well as repairing (but not resurfacing; provided that while Tenant shall have no affirmative obligation to resurface the parking areas, nor shall Landlord) of the parking areas (including without limitation the Joint Use Area); all such maintenance (including maintenance of the Joint Use Area) shall be without contribution from Landlord.

6.2           Waiver of Liability.  Landlord shall not be liable to Tenant, or Tenant’s agents, employees, customers, or invitees, for injury, death or property damage occurring in, on or about the Premises.  Except for Landlord’s negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and any Lender, Landlord’s partners, trustees, officers, directors, shareholders, members, employees, beneficiaries, heirs and assigns (collectively, the “Landlord Parties”) from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, directly or indirectly, in whole or in part involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant’s business, any act, omission or neglect of Tenant, Tenant Parties, and out of any default or breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease.  The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord or any Landlord Party) litigated and/or reduced to judgment.  In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense.  Landlord need not have first paid any such claim in order to be so indemnified.  Tenant’s indemnity obligations under this Section shall survive the expiration or earlier termination of the Lease.  Landlord shall not be liable for, and Tenant hereby waives and releases Landlord from, injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defect of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not.  Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

6.3           General Liability and Related Insurance.  During the entire term of this Lease and any extensions or renewals thereof, and any holdover tenancy Tenant shall obtain and keep in full force and effect, at its sole cost and expense, a policy of comprehensive public liability insurance with respect to the Premises and the business of Tenant thereon, written on an “occurrence”, and not a “claims made” basis, by a responsible casualty or indemnity company authorized to do business in the Property Jurisdiction, under which policy Landlord and Lenders, if any, shall be named as additional insureds, and with not less than $2,000,000 single coverage limits for each occurrence of injury or property damage.  Prior to the Commencement Date, Tenant shall furnish Landlord with said policy or with a certificate that said insurance is in effect, which shall state that Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or renewal of said insurance.  If the Premises has a boiler or steam vessel, Tenant shall also place and carry boiler insurance with such a casualty or indemnity company in an amount of coverage not less than $1,000,000 per accident, and Tenant shall comply fully with all applicable laws, ordinances, and regulations with reference to the operation and inspection of such boiler and steam vessel.  Tenant shall also maintain such other insurance coverage as Tenant may reasonably conclude are prudent or advisable based on the use to which Tenant is putting the Premises.  Tenant shall also maintain such other insurance coverages, in form and amounts acceptable to Lenders, as such Lenders may reasonably require under any mortgage encumbering the Premises, now or in the future.

6.4           Casualty Insurance.  At Tenant’s sole cost and expense as provided for in Section 5.7, Landlord will maintain property insurance on the Improvements (exclusive of Tenant’s personal property interests that may be located therein) on an “occurrence” basis and not a “claims made” basis, under an “all risk” form of fire insurance policy, with full extended coverage endorsements added, and in accordance with the requirements of any mortgage encumbering the Real Property from time to time.

6.5           Worker’s Compensation Insurance.  Tenant shall maintain at all times any worker’s compensation insurance coverage as may be required by law and, upon request, shall present a certificate of such insurance to Landlord.

6.6           Loss of Income Insurance; Business Interruption Insurance.  Tenant shall maintain loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to or use of the Premises as a result of such perils.

6.7           Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (a) (except Workers’ Compensation) name Landlord, and any other party it reasonably so specifies, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations to indemnify Landlord under this Lease; (c) be issued by an insurance company having a rating of not less than A-1X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the Property Jurisdiction; (d) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (e) provide that said insurance shall not be canceled, expire or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any Lender and any landlord of an underlying ground or master lease; and (f) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease commencement date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent ten (10) days after delivery to Tenant of bills therefor.

6.8           Subrogation of Claims.  Landlord and Tenant hereby waive any and all claims and causes of action against each other based on the destruction of or damage to the Premises or the contents thereof as a result of any cause that is to be insured pursuant to this Article 5, and agree that their respective insurers shall be bound by this waiver, even if such loss or damage was caused by the fault or negligence of the other party or anyone for whom the other party may be responsible.

6.9           Damage Not to Terminate Lease.  Except as set forth below, should any building, structure or other improvement upon the Premises be damaged or destroyed by any cause, such damage or destruction shall not effect a cancellation of this Lease, effect any reduction or abatement of rent, or release Tenant from liability for the full performance of all of the covenants of this Lease, past, present or future, except as expressly provided for herein.

6.10         Rebuilding after Damage. In case the Improvements shall be materially damaged or destroyed by fire or other casualty such that Tenant is unable to make reasonable use of the Premises, Landlord may elect to repair, restore or rebuild the Improvements by notice to Tenant given with twenty (20) days of the casualty event, and shall complete the same as rapidly as possible, but in any event not later than ninety (90) days after such damage or destruction.  In connection with such repair, Landlord shall not be required to expend any sums in excess of insurance proceeds actually received by Landlord.  In the event the Improvements are so materially damaged and destroyed and Landlord elects not to repair, restore or rebuild the Improvements and as a result Tenant is not able to make reasonable use of the Premises, Tenant may terminate this Lease as of the later of the date of the casualty or the date Tenant no longer makes productive use of the Premises.

ARTICLE 7

ALTERATIONS; CONSTRUCTION STANDARDS

7.1           Alterations.  Tenant may, at its sole cost and expense, expand, alter, remodel or enlarge any now or hereafter existing improvement, provided that it has first secured the written consent of Landlord to the plans and specifications therefor and further provided that any such work shall be in accordance with the provisions of Section 7.2.  Any leasehold improvements made by Tenant, and any fixtures (except trade fixtures) installed on the Premises by Tenant, shall be the property of Landlord from and after the time of their construction or installation; provided, however, that Landlord may require that any or all leasehold improvements be removed by the expiration or earlier termination of this Lease, notwithstanding that the installation of such leasehold improvements may have been consented to by Landlord.  Every alteration shall comply with all building codes and other applicable regulations.  In no event shall Landlord’s approval of any alteration serve as a representation or warranty by Landlord regarding the fitness or adequacy of such leasehold improvement, including, without limitation, any warranty that such improvement complies with any code or regulation.

7.2           Construction Standards.  Any such work, and any rebuilding and restoration under Article 5 or 9 with a cost in excess of $25,000 for any single improvement, or $50,000 annually, shall be constructed and installed according to plans and specifications prepared by Tenant’s architect or agent, and approved in writing by Landlord.  In all of the foregoing construction and installation described in the preceding sentence whether or not approved by Landlord, Tenant shall be bound by and do all of the following:

(a)           Complete said construction and installation as rapidly as practical and pay for all labor performed and materials furnished, when due and payable;

(b)           Keep the Premises free and clear of all liens for labor performed and materials furnished, and defend, at its sole cost and expense, each and every lien asserted or filed against the Premises or any part thereof, and pay each and every judgment made or given against said Premises, or any part thereof, on account of any such lien;

(c)           Indemnify and save Landlord harmless from and against any and every claim, demand, action, cause of action, or charge, including reasonable attorneys’ fees incurred by Landlord, arising out of or connected with or alleged to arise out of or to be connected with any act or omission of Tenant, or any agent, employee, contractor or sub-contractor in or about the Premises, or connected with the assertion or filing of any lien against said Premises;

(d)           Procure, or cause its general contractor to procure, before entering onto the Premises, and maintain in full force until all work is fully completed, a policy of builder’s risk insurance covering the completed value of any work to be performed, and a policy of indemnity insurance written by a casualty or indemnity company authorized to do business in the Property Jurisdiction, indemnifying Landlord against all liability for injury arising out of, or in any way connected with, or alleged to arise out of or in any way be connected with any said work, with not less than $1,000,000 single coverage limits for each occurrence of injury or property damage.  In connection with all said work on the Premises, Tenant or its contractors shall procure and maintain in force such workers’ compensation or other insurance as may be required by the laws of the Property Jurisdiction, fully protecting Landlord.  Landlord and Landlord’s mortgagee shall be named as an additional insured under said policies, and said policies, or certificates evidencing that such insurance is in effect, shall be delivered by Tenant to Landlord prior to any contractor’s commencement of work on the Premises.  Said policies or certificates shall state that Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or renewal of any such insurance;

7.3           Landlord’s Consent.  Landlord shall not unreasonably withhold or delay its consent to a proposed alteration, or the plans and specifications therefor, if no substantial change in use of the Premises is contemplated and the value of the Premises is likely to be enhanced thereby.

7.4           Landlord’s Oversight of Improvements.  Landlord shall have the right to inspect any leasehold improvements as they are being constructed or once completed.  In no event shall Landlord’s inspection or oversight of a leasehold improvement serve as a representation or warranty by Landlord regarding the fitness or adequacy of such leasehold improvement, including, without limitation, any warranty that such improvement complies with any code or regulation.

ARTICLE 8

ASSIGNMENT AND SUBLETTING; ENCUMBRANCES

8.1           No Assignment of Tenant’s Interest.  Tenant shall not mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, this Lease or any interest hereunder.  Without the prior written consent of Landlord, Tenant may not assign, sublet, or otherwise transfer its interest in the Premises or this Lease by operation of law or otherwise, or permit the use of the Premises by any persons other than Tenant and its employees (any of the foregoing are hereinafter sometimes referred to collectively as “Transfers”).

Any Transfer made without Landlord’s prior written consent shall (which may be conditioned or withheld in its sole but reasonable business judgment and without limiting the foregoing, subject to its Lender’s approval and consent), at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a Default by Tenant under this Lease.  Notwithstanding anything to the contrary, no Transfer, whether or not consented to by Landlord shall release the named Tenant from its obligations hereunder.  Landlord reserves the right to direct the Tenant to terminate the Lease Agreement dated April 29, 2009 between it and the City of St. Louis Park with respect to the Joint Use Area (the “Joint Use Area Lease”) in accordance with the termination provisions set forth therein.  Until such termination Tenant shall be entitled to the rent due thereunder and such Joint Use Area Lease shall be considered a valid sublease, subject to the terms of this Lease.  After such termination, Landlord may choose to enter into a generally similar agreement with the City of St. Louis Park or any other third party, or otherwise utilize or lease the Joint Use Area as provided for in Section 1.3 above,  in its sole and absolute discretion and Landlord shall be entitled to any and all rents resulting therefrom.

8.2           Landlord May Assign.  Landlord’s right to assign this Lease or sell or convey the Premises, subject to this Lease, are and shall remain unqualified.  Upon any said assignment, sale or conveyance and provided the Landlord’s purchaser assumes all obligations hereunder, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder accruing thereafter and shall not be subject to any liability resulting from any act or omission or event occurring after said assignment, sale or conveyance.

8.3           Tenant to Place No Mortgage.  Tenant shall not at any time during the term of this Lease place, suffer or allow any mortgage or similar security instrument upon its leasehold interest created hereby, even though Landlord’s title is superior to said mortgage or instrument.

8.4           Landlord May Place Mortgage.  Landlord shall have the unrestricted right at any time during the full term of this Lease to place any mortgage or similar security instrument upon the Landlord’s interest in the Premises.

8.5           Other Liens Prohibited.  Tenant shall not cause, suffer or acquiesce in the attachment of any other liens or encumbrances, including without limitation, any mechanic’s or materialmen’s liens, judgment liens, tax liens or liens for the cost of environmental remediation, to the Premises or the Landlord’s or Tenant’s interest therein.

ARTICLE 9

LANDLORD’S CURATIVE RIGHTS

9.1           Landlord May Pay Taxes, Liens, etc.  In the event Tenant shall fail or neglect at the times and as herein provided to pay any tax, charge or assessment against the Premises, or to pay any lien or judgment against or affecting the Premises, or to provide and pay for any insurance, or to make any other payment which it is the obligation of Tenant to pay under the terms of this Lease, when due and payable, then in addition to all other remedies provided by this Lease or as now or hereafter provided by law, Landlord may, at its option, upon fifteen (15) days notice, pay any such judgment, tax, charge or assessment, or procure such insurance or pay the premiums therefor, and pay any other amount herein required to be paid by Tenant.  The amount or amounts so paid and interest thereon as hereinafter provided shall thereupon be immediately due and payable by Tenant to Landlord, as additional Rent hereunder.

9.2           Tenant May Contest Taxes, etc.  Tenant, however, shall not be required to pay, remove or discharge any tax, assessments, tax lien, or any materialmen’s or mechanics’ lien or judgment against the Premises so long as Tenant shall in good faith contest the same or the validity thereof by appropriate legal proceedings, and so long as Landlord’s title and rights are not in any manner impaired or jeopardized thereby, provided Tenant deposits with Landlord sufficient funds or other security acceptable to Landlord to protect Landlord and the Premises.  Pending any such legal proceedings, Landlord shall not pay, remove or discharge the tax, assessment, tax lien, materialmen’s or mechanics’ lien or judgment thereby contested unless its title or rights are being impaired or jeopardized by such delay or by such contest, in which event Landlord may use any such deposits to pay and discharge the same.

9.3           Tenant to Furnish Receipts.  Upon demand by Landlord, Tenant shall promptly furnish to Landlord receipts or other satisfactory evidence showing that Tenant has fully and promptly paid and discharged all charges, premiums, or any other payments required to be made by Tenant under the terms of this Lease.

9.4           Landlord’s Right to Enter Premises.  Landlord, and its authorized agents or attorney, shall have the right, but not be obligated to enter the Premises: (a) at any time in an emergency, and (b) upon prior notice to Tenant at other reasonable times during normal business hours to inspect, and to make such repairs, improvements and/or alterations in and to the Premises as Landlord may reasonably deem necessary under the circumstances, and there shall be no abatement of rents or any liability on the part of Landlord for any inconvenience, annoyance, or injury to business resulting therefrom, provided that Landlord shall use its best efforts to minimize interference with Tenant’s business and occupancy of the Premises.

ARTICLE 10

CONDEMNATION

10.1         Condemnation.  In the event the Premises or any part thereof shall at any time during the term of this Lease be condemned and taken by right of eminent domain, the damages allowed therefor (whether or not the same be specifically apportioned by the Court or the Commissioner, or by any other body making or supervising such condemnation, and regardless of such apportionment, if any) shall be the sole property of Landlord, except that Tenant shall be entitled to any separate award for Tenant’s relocation expenses as defined by applicable law;

provided in no event shall any award made to Tenant have the effect of diminishing the award made to Landlord.

10.2         Rent after Condemnation; Termination.  If the whole of the Premises be condemned and taken, Rent hereunder shall cease from the time Tenant shall be deprived of possession of the Premises, and this Lease shall thereupon terminate and Landlord shall refund to Tenant any prepaid and unearned rent.  If a part, but not the whole, of the Premises be so taken or condemned, then this Lease and all of its provisions shall continue in full force and effect as to the remainder of the Premises not so taken until the expiration of the full Term of this Lease, except that the Base Rent to be paid by Tenant may be adjusted as provided in Section 10.3, if the provisions of said paragraph are applicable; provided, nonetheless, that in the event of a partial condemnation and taking which materially and substantially interferes with the operation of Tenant’s business, Tenant shall have the right, by notice given to Landlord not later than sixty (60) days following the date Tenant shall be deprived of possession of a portion of the Premises, to terminate this Lease, and upon the giving of such notice, this Lease shall terminate as of the date specified in the notice.  Any Rents and other amounts and obligations due hereunder shall be apportioned as of said date.

10.3         Abatement after Material Taking.  In the event of a partial condemnation and taking which materially and substantially interferes with the operation of Tenant’s business, and Tenant does not terminate this Lease as herein provided, Base Rent for the Premises shall (in the absence of agreement by the parties) be equitably abated based on application to the appropriate District Court.

ARTICLE 11

DEFAULT; REMEDIES

11.1         Non payment of Rent; Defaults.  The occurrence of any one or more of the following matters constitutes a default (“Default”) by Tenant under this Lease:

(i)            Any failure by Tenant to pay any Rent, including without limitation, base rent, and additional costs within five (5) days of when due under this Lease, or any part thereof.

(ii)           Any violation or default by Tenant of any of the other covenants, agreements, stipulations or conditions herein, or in any other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default.

(iii)          Any commencement by, or against Tenant of any proceedings under a bankruptcy, receivership, insolvency or similar type of action.

(iv)          Any commencement by, or against Tenant of any proceedings under a bankruptcy, receivership, insolvency or similar type of action provided that Tenant shall have sixty (60) days to cause the dismissal of any such involuntary proceeding.

(v)           Abandonment or vacation of any substantial portion of the Premises by Tenant for a period of more than thirty (30) days.

(vi)          Any Default otherwise defined hereunder.

11.2         Landlord’s Remedies Upon Default; Survival.  Upon the occurrence of a Default, Landlord shall have the remedies set forth herein, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies set forth in the Lease or that are now or hereafter allowed by law.  The terms of this Article 14 shall survive the termination of this Lease.

(i)            If Tenant shall have vacated the Premises, Landlord may, to the extent permitted by law, without terminating this Lease, change the locks on the doors to the Premises and exclude Tenant therefrom.

(ii)           Landlord may, upon notice to Tenant, terminate this Lease, or without notice to Tenant re-enter the Premises without terminating this Lease.  No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant).  Upon the service of any such notice of termination, the term of this Lease shall automatically terminate.  Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys’ fees, and the value at the time of such termination of any rent reserved in this Lease for the remainder of the term over the then reasonable rental value of the Premises for the remainder of such term, discounted to present value at an assumed interest rate of five percent (5%), all of which amount shall be immediately due and payable from Tenant to Landlord.

(iii)          Landlord may require that, upon any termination of the Lease or Tenant’s right to possession without termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord, vacate the same and remove all effects therefrom except those that may not be removed under other provisions of this Lease.  If Tenant fails to surrender possession and vacate as aforesaid, Landlord may forthwith re-enter the Premises and expel and remove Tenant and any other persons and property therefrom, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving Landlord’s rights to rent or any other rights given Landlord under this Lease or at law or in equity.  If Tenant does not remove its property from the Premises as required by this Lease, Landlord may either declare such property abandoned and dispose of the same in any reasonable manner without liability to Tenant or any other party, or remove any or all of such effects in any manner it shall choose and store the same without liability to Tenant.  Tenant shall pay Landlord on demand any expenses incurred in such removal and storage for any length of time during which the same shall be in Landlord’s possession or in storage.

(iv)          Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect all Rent when due.  After Tenant’s right to possession is terminated Landlord may enter the Premises and may make such improvements, alterations and repairs as it shall determine may be reasonably necessary to relet the Premises and Landlord may (but shall not be required to) relet the same or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable.  Upon any reletting, all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent or other charges due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys’ fees and costs of such improvements, alterations and repairs; and third, to the payment of Rent.  In no event shall Tenant be entitled to receive any surplus of any sums received by Landlord on a reletting in excess of the rental and other charges payable hereunder.  If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord upon demand.  No act by Landlord allowed by this Section shall terminate this Lease unless Landlord has notified Tenant that Landlord elects to terminate this Lease.

11.3         Landlord’s Right to Cure.  In the event of any Default by Tenant beyond any applicable cure period by Tenant (provide no cure period shall apply in the event an emergency necessitates immediate action by Landlord), Landlord may immediately or at any time thereafter, without notice, cure such breach for the account and at the expense of Tenant.  If Landlord at any time by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which requires the payment of any sum of money or is compelled to incur any expense, including reasonable attorneys fees, in instituting or prosecuting any action or proceeding to enforce Landlord’s rights hereunder, the sum or sums so paid by Landlord together all with interest thereon at the Default Rate, or the maximum permitted by law, from the date of payment thereof, shall be deemed to be Rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums or expenses.

ARTICLE 12

SUBORDINATION; ESTOPPEL

12.1         Subordination.  This Lease is subject and subordinate to the lien of any mortgage which may now or hereafter encumber the Premises.  In confirmation of such subordination, Tenant shall, at Landlord’s request from time to time, promptly execute any certificate or other document reasonably requested by the holder of the mortgage.  Tenant agrees that in the event that any proceedings are brought for the foreclosure of any mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.  Notwithstanding anything to the contrary in this Article, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant’s rights and/or possession hereunder.

12.2         Estoppel Certificates.  Tenant agrees at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or a party designated by Landlord an estoppel statement in the form reasonably requested by Landlord, and including such other matters relating to this Lease as may reasonably be requested.  Any such statement delivered pursuant thereto may be relied upon by Landlord, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises or of Landlord’s interest, or any prospective assignee of any such mortgagee.

ARTICLE 13

NOTICES

Any notice required or permitted hereunder shall be given by personal delivery upon an authorized representative of a party hereto; or if mailed by United States registered or certified mail return receipt requested, postage prepaid; or if transmitted by e-mail (in “pdf” format), with a copy sent by U.S. Mail as provided above; or if deposited cost paid with a nationally recognized, reputable, overnight courier, properly addressed as follows:

If to Landlord:	Japs-Olson Company
7500 Excelsior Boulevard
St. Louis Park, Minnesota 55426
Attention: Gary Petrangelo
e-mail address: gpetrang@japsolson.com

With a copy to:	Leonard, Street and Deinard
Professional Association
150 South Fifth Street; Suite 2300
Minneapolis, MN 55402
Attention: Morris Sherman
e-mail address: morris.sherman@leonard.com

If to Tenant:	Appliance Recycling Centers of America, Inc.
7400 Excelsior Boulevard
St. Louis Park, Minnesota 55426
Attention: Jack Cameron
e-mail address: jcameron@arcainc.com

With a copy to:	Mackall Crounse & Moore, PLC
1400 AT&T Tower
901 Marquette Avenue
Minneapolis, Minnesota 55402
Attention: William J. O’Brien
e-mail address: wjo@mcmlaw.com

Notices shall be deemed effective on the earlier of the date of receipt or the date of deposit, as aforesaid; provided, however, that if notice is given by deposit, the time for response to any notice by the other party shall commence to run one business day after any such deposit.  Any party may change its address for the service of notice by giving notice of such change ten (10) days prior to the effective date of such change.

ARTICLE 14

ENVIRONMENTAL PROVISIONS

14.1         Definitions.  For the purposes of this Lease, the term “environmental laws” means, collectively, all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901, et seq., and any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material, all as amended and modified from time to time.  For purposes of this Lease, the term “hazardous material” means:  (a) “hazardous substances” or “toxic substances” as those terms are defined by CERCLA, or any other environmental law, (b) “hazardous wastes,” as that term is defined by RCRA; (c) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any environmental law; (d) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (e) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. §2011, et seq., as amended to and after this date; (f) asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

14.2         Tenant’s Compliance With Law and Environmental Matters.  To the best of Tenant’s actual knowledge, and except as disclosed in a Phase I Environmental Site Assessment Report dated August 22, 2002 issued by SECOR International Incorporated, the Premises contain no hazardous material, except in compliance with all environmental laws.  Tenant represents, warrants and covenants to Landlord that during the term of this Lease Tenant will cause the Premises at all times to be and remain in compliance with all environmental laws except any portion of the Joint Use Area where Landlord or its employees, agents, contractors or invitees has caused any environmental issues.  Tenant agrees to obtain and keep in effect all governmental permits and approvals relating to the use or operation of the Premises required by applicable environmental laws, and Tenant agrees to comply with the terms of the same.

14.3         Tenant’s Use of Hazardous Materials.  Tenant represents, warrants and covenants to Landlord that Tenant will not cause or permit to occur any generation, manufacture, storage, treatment, transportation, release, or disposal of hazardous material on, in, under, about or from the Premises except in quantities required for the conduct of Tenant’s business and pursuant to handling practices permitted by applicable law (including, but not limited to, all environmental laws).  If Tenant or any one of its employees, agents, contractors, suppliers or invitees causes, contributes to or aggravates any release or disposal of any hazardous material on, in, under or about the Premises, Tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the reasonable satisfaction of Landlord and the appropriate governmental authorities.

14.4         Notification and Cure.  Tenant represents, warrants and covenants to Landlord that Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to compliance with environmental laws.  Tenant will, at its sole cost, promptly cure and have dismissed with prejudice any such actions.  Tenant will keep the Premises free of any lien imposed pursuant to any environmental laws.

14.5         Investigation by Landlord.  Landlord shall have the right at all reasonable times during normal business hours and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of those audits.  The audits will be conducted by a consultant of Landlord’s choosing, and if any hazardous material (other than quantities handled as permitted by law) is detected or if a violation of any of Tenant’s warranties, representations, or covenants contained in this Article is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease on demand by Landlord.

14.6         Breach by Tenant.  If Tenant breaches or fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any hazardous material released or exacerbated by Tenant from the Premises.  The costs of such hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court or administrative agency has ordered the cleanup, due and payable on Landlord’s demand.  Tenant hereby grants Landlord, its employees, agents and contractors, access to the Premises to remove or otherwise clean up any hazardous material.  Landlord, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, from the Premises, and nothing in this Lease will be construed as creating any such obligation.

14.7         Indemnification.  Tenant represents, warrants and covenants to Landlord that Tenant shall indemnify, defend, and hold the Premises, Landlord, and all Landlord Parties free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys’ and experts’ fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, asserted, or awarded against Landlord or any of them in connection with or arising from or out of:  (a) any hazardous material on, in, under, or affecting all or any portion of the Premises that was caused by Tenant’s occupancy of the Premises; (b) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this Article; (c) any violation or claim of violation by Tenant, its employees, agents, contractors, suppliers or invitees of any environmental law during the Term of this Lease; or (d) the imposition of any lien against the Premises for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material used and released by Tenant.

This indemnification is the continuing obligation of Tenant and shall survive termination of this Lease.  Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord or any Landlord Party under CERCLA or any state equivalent or any similar law now existing or enacted after this date.

ARTICLE 15

MISCELLANEOUS

15.1         Time is of Essence.  Whenever any payment is to be made under this Lease by Tenant at or within a specified time, or whenever any act is to be done under this Lease by either party at or within a stated time, time is of the essence.

15.2         No Recording.  Neither party shall record this Lease without the prior written consent of the other.

15.3         Captions.  The captions and headings herein are for convenience and reference only and do not limit or construe the provisions hereof.

15.4         Severability.  If any term, condition, covenant, agreement or provision of this Lease, or the application thereof to any circumstance shall, to any extent, be held by a court of competent jurisdiction or by any authorized governmental authority to be invalid, void or unenforceable, the remainder of this Lease shall not be affected by such holding, and the remaining terms, conditions, covenants, agreements and provisions hereof shall continue in and be accorded full force and effect.

15.5         Entire Agreement.  This Lease represents the entire agreement between the parties hereto with respect to the Premises, and there are no agreements, understandings or undertakings relating to said subject matter except as set forth herein, and all prior negotiations and writings between the parties and their representatives, attorneys, brokers and agents are superseded hereby and thereby.

15.6         Modifications.  This Lease may not be amended, modified or supplemented except by a writing, executed by the party against whom such amendment, modification or supplement is sought to be enforced.

15.7         No Continuing Waiver.  No waiver of any term, condition, covenant or remedy hereunder or delay in the enforcement of any remedy hereunder in any one instance shall be deemed to be a waiver of any other term, condition, covenant or remedy in such instance or of such waived or delayed term, condition, covenant or remedy in any other instance.

15.8         Binding.  All of the terms, conditions, covenants, agreements and provisions of this Lease shall be construed as covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and upon their respective personal representatives, heirs, successors and permitted assigns.

15.9         Collection; Attorney’s Fees.  In the event Tenant defaults in its obligations to pay Rent or any other sum due and payable hereunder, Landlord shall be entitled to reimbursement from Tenant for all of Landlord’s costs of collection (including reasonable attorney’s fees), regardless of whether or not a suit has been commenced.  In the event any action is brought by Landlord or Tenant to enforce any other provision of this Lease, the prevailing party shall be entitled to an award of its costs and reasonable attorney’s fees.  Notwithstanding anything to the contrary, Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

15.10       Governing Law.  This Lease shall be governed by the laws of the State of Minnesota.

15.11       Brokerage Commission.  Landlord and Tenant each warrants to the other that, in connection with this Lease, they have dealt with no broker, finder, or similar person.  Landlord will indemnify, defend and hold harmless Tenant against any claim made by any broker or other agent or for a commission or fee based on acts or agreements of Seller.  Tenant will indemnify, defend and hold harmless Landlord against any claim made by any agent or broker for a commission or fee based on acts or agreements of Tenant.

15.12       Counterparts; Delivery by E-mail.  This Lease may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute one Lease.  Delivery of an executed copy of this Lease by e-mail (in “pdf” format) shall be deemed delivery of the executed original.

15.13       Severability of Provisions.  If any term or provision of this Lease is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Lease.

15.14       Required Insurance: Business Interruption; and Personal Property.  Tenant acknowledges and agrees that this Lease does not provide Tenant any relief from its obligations to pay Rent in the event of an interruption of utilities, services and various other circumstances (regardless of cause), accordingly, Tenant covenants and agrees to procure and maintain, at its sole cost and expense, adequate and appropriate “business interruption” insurance with respect to its business risks and obligations related thereto.  Tenant acknowledges and agrees that under the terms of Lease, it is responsible for any damage or destruction of its personal property, trade fixtures or other assets which it owns and accordingly, covenants and agrees to procure and maintain, at its sole cost and expense, adequate and appropriate property insurance.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By:	/s/ Peter Hausback
Name:	Peter Hausback
Its:	EVP

JAPS-OLSON COMPANY

By:	/s/ Michael W Beddor
Name:	Michael W Beddor
Its:	CEO

EXHIBIT A

REAL PROPERTY

Tract D, Registered Land Survey No. 1674, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of No. 830574.

EXHIBIT B

DEPICTION OF JOINT USE AREA

[See attached.]